Exhibit 99.1- Press Release

ESTEEM WIRELESS MODEMS

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY ANNOUNCES CASH DISTRIBUTION

KENNEWICK, WASHINGTON --- June 1, 2007 --- Electronic Systems Technology, Inc. (EST) (OTCBB: ELST), the manufacturer of ESTeem wireless modems, announced the appointment of Mike Brown, President of Manufacturing Services Inc. to fill a vacant Class III Director term which will expire June 2008.

Manufacturing Services Inc., located in Kennewick, Washington, is a full-service, contract manufacturer for the electronic industry. Prior to becoming President of Manufacturing Services Inc in 2006, Mr. Brown held positions with Cadence Design and Wyse Technology, both companies located in California’s San Francisco Bay area.

ABOUT EST

Electronic Systems Technology, Inc., a publicly held Company since 1984, was the first to develop the wireless modem and receive the United States and Canadian patents for the technology, has established the ESTeem wireless modem products as a standard for industrial control, federal applications and public safety applications in over 7,000 wireless radio networks worldwide. For more information visit our company web site at www.esteem.com.

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a results of risks and uncertainties, including those described in EST’s 2006 Form 10-KSB and other reports filed with the Securities and Exchange Commission.

Contact EST for more details, market@esteem.com, or 509-735-9092.

(EST) ELECTRONIC SYSTEMS TECHNOLOGY - 509-735-9092 (O)
415 N. QUAY ST. - KENNEWICK, WA 99336 - 509-783-5475 (FAX)
WWW.ESTEEM.COM